Exhibit 99.1

For Immediate Release

Aastrom Biosciences Announces Plans to Change Name to Vericel Corporation and Move Headquarters to Cambridge, Massachusetts

ANN ARBOR, Mich., October 9, 2014 (GLOBE NEWSWIRE) — Aastrom Biosciences, Inc. (Nasdaq: ASTM), a leading developer of patient-specific expanded cellular therapies for the treatment of severe diseases and conditions, today announced plans to change its corporate name to Vericel Corporation and move its corporate headquarters to Cambridge, Massachusetts.  The corporate name change is subject to the approval of Aastrom’s shareholders.  Aastrom will continue to maintain manufacturing facilities in Cambridge, Massachusetts and Ann Arbor, Michigan.

“The proposed name change and plan to move our headquarters to Cambridge are the next steps in the transformation of Aastrom from a clinical-stage company to a fully integrated, commercial-stage specialty biologics company,” said Nick Colangelo, Aastrom’s president and chief executive officer.  “The new corporate name reflects our leading position in the cell therapy market, and our expanded presence in the vibrant Cambridge biotechnology community will increase our access to both talent and technology as we continue to grow our company, maximize the potential of our two U.S. marketed products, Carticel® and Epicel®, and bring our late-stage product candidates, MACI™ and ixmyelocel-T, to market.”

About Aastrom Biosciences

Aastrom Biosciences is a leader in developing patient-specific expanded cellular therapies for use in the treatment of patients with severe diseases and conditions. Aastrom markets two autologous cell therapy products in the United States for the treatment of cartilage repair and skin replacement. Aastrom is also developing MACI™, a third-generation autologous chondrocyte implantation product for the treatment of focal chondral cartilage defects in the knee, and ixmyelocel-T, a patient-specific multicellular therapy for the treatment of advanced heart failure due to ischemic dilated cardiomyopathy.  For more information, please visit Aastrom’s website at www.aastrom.com.

This document contains forward-looking statements, including, without limitation, statements concerning anticipated progress, objectives and expectations regarding the commercial potential of our products, intended product development, clinical activity timing, and other objectives and expectations, all of which involve certain risks and uncertainties. These statements are often, but are not always, made through the use of words or phrases such as “anticipates,” “intends,” “estimates,” “plans,” “expects,” “we believe,” “we intend,” and similar words or phrases, or future or conditional verbs such as “would,” “should,” “potential,” “could,” “may,” or similar expressions. Actual results may differ significantly from the expectations contained in the forward-looking statements. Among the factors that may result in differences are the inherent uncertainties associated with competitive developments, clinical trial and product development activities, regulatory approval requirements, the availability and allocation of resources among different potential uses, estimating the commercial potential of our products and product candidates and growth in revenues, market demand for our products, and our ability to supply or meet customer demand for our products. These and other significant factors are discussed in greater detail in Aastrom’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission (“SEC”) on March 13, 2014, Quarterly Reports on Form 10-Q and other filings with the SEC. These forward-looking statements reflect management’s current views and Aastrom does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release except as required by law.

CONTACT:	Media contact:
David Salisbury
Berry & Company
dsalisbury@berrypr.com
(212) 253-8881

Investor contact:
Chad Rubin
The Trout Group
crubin@troutgroup.com
(646) 378-2947

Aastrom Biosciences

Domino’s Farms, Lobby K

24 Frank Lloyd Wright Drive

Ann Arbor, MI 48105

(734) 418—4400         Fax:(734) 665—0485

www.aastrom.com